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                        SPLIT DOLLAR INSURANCE AGREEMENT


     THIS AGREEMENT is made the 8th day of May, 1997 between COLTEC INDUSTRIES INC (the "Corporation") and _____________________ (the "Executive").

                                   WITNESSETH:

     A. The Corporation has heretofore adopted a Family Protection Program which provides certain death benefits to beneficiary(ies) of the Executive in the event of the Executive's death while employed by the Corporation.

     B. The Corporation and the Executive believe that the Family Protection Program would better serve the interests of the Executive and his family if the current Family Protection Program were terminated and replaced by a split dollar insurance program allowing the Executive to deploy certain insurance proceeds for the benefit of his beneficiaries as the Executive determines in the event of his death.

     C. The Corporation owns a policy of insurance on the life of the Executive which is listed on Schedule A annexed hereto and incorporated herein by reference (the "Policy"). The Policy represents a collection of rights and assets comprising a death benefit portion and a cash value portion.

     D. The Corporation and the Executive desire that, upon payment of the death benefit while this Agreement is in effect, each of the Corporation and the beneficiary of the Executive will receive a portion of the proceeds as described herein.

     THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as to each Policy as follows:

     1. Ownership of Policy, Policy Loans. The Corporation shall be sole owner of each Policy and shall endorse the death proceeds of each to the beneficiary named by the Executive, in accordance with paragraph 2, such that the total Death Benefit payable to the beneficiary shall equal (a) the entire death proceeds payable under the Policy (without reduction for policy loans, if any), minus (b) the Corporation's interest. The Corporation's Interest equals the greater of the cash surrender value and (x) all amounts paid by the Corporation to the Insurer as premium


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payments minus (y) the total of amounts paid by (or taxed to) the Executive as income under paragraph 3 hereof. The Corporation may borrow against the cash value of the Policy(ies) up to the limit of the Corporation's Interest.

     2. Executive's Rights. The Executive shall have the right to designate and change direct and contingent beneficiaries of the Executive's Death Benefit and to elect and change a payment plan for such beneficiaries. The Executive shall have the right to assign any part or all of the Executive's interest in the

Policy and this Agreement to any person, entity or trust (the "Assignee") by execution of a written assignment delivered to the Corporation and to the Insurer. Thereupon. the Assignee shall be substituted for the Executive herein to the extent of the Assignee's interest.

     3. Payment of Premiums. The Corporation shall pay the entire premium on the Policy minus the "Executive's Cost." The Executive shall contribute the Executive's Cost each year in time to be included with the Corporation's payment. In the event the Executive does not so contribute, the Executive's Cost will be treated by the Corporation as a bonus to the Executive and will be reported for tax purposes accordingly. The Executive's Cost shall be an amount equal to the current term rate for the Executive's age multiplied by the Executive's Death Benefit in the insurance Policy. For this purpose, "current term rate" shall mean the lesser of the Insurer's annual term insurance rate for standard risks or the rate specified in Revenue Rulings 64-328 and 66-110.

     4. Use of Dividends. Policy dividends shall be applied to purchase paid-up additional insurance protection.

     5. Right of First Refusal. The Corporation shall not sell, surrender, change the insured or transfer ownership of the Policy while this Agreement is in effect (or for sixty (60) days thereafter) without first giving the Executive the option to purchase the Policy during a period of sixty (60) days' notice to the Executive of such intention. The purchase price of the Policy shall be the cash value of the Policy as of the date of transfer to the Executive, less any Policy and premium loans and any other indebtedness secured by the Policy. This restriction shall not impair the right of the Corporation to terminate this Agreement pursuant to paragraph 6 hereof. The exercise by the Corporation of the right to surrender the Policy or to change the insured will terminate the rights of the Executive.


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     6. Termination. This Agreement may be terminated by either party hereto, with or without the consent of the other, by giving notice of termination in writing to the other party. This Agreement shall terminate automatically upon termination of the Executive's employment with the Corporation for any reason whatsoever other than the Executive's death. In the event of termination of the Agreement, the Executive shall have the right to purchase the Policy from the Corporation on the same terms and conditions as specified in paragraph 5 hereof.

     7. Insurer. The Insurer named on Schedule A shall be bound only by the provisions of and endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall not be bound by the provisions of this Agreement.

     8. Amendment. The Corporation and the Executive may mutually agree to amend this Agreement and such amendment shall be in writing and signed by the Corporation and the Executive. If additional Policies are made subject to this Agreement, they shall be listed on successive Schedules annexed hereto.


     9. Binding Effect. This Agreement shall bind and inure to the benefit of the Corporation and its successors and assigns; the Executive and his heirs, executors, administrators and assigns; and any Policy beneficiary.

     10. ERISA Provision. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"):

          a. The named fiduciary: the Corporation.

          b. The funding policy under this Plan is that all premiums on the Policy be remitted to the Insurer when due.

          c. Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.


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          d. For claims procedure purposes, the "Claims Manager" shall be the
     Treasurer and the Director of Compensation of the Corporation; provided, however, that if a claim made under the Plan affects any of these persons, such person shall not participate in the review of the claim.

               i. If for any reason a claim for benefits under this Plan is denied by the Corporation, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                    (a) The claimant's claim shall be deemed filed when
               presented in writing to the Claims Manager.

                    (b) The Claims Manager's explanation shall be in writing
               delivered to the claimant within ninety (90) days of the date the claim is filed.

               (ii) The claimant shall have sixty (60) days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

               (iii) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review.

     11. Termination of Family Protection Program. The Agreement between the Corporation and the Executive dated April 26, 1996 pertaining to the Family Protection Program is terminated by mutual agreement of the parties as of the date hereof.


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     IN WITNESS WHEREOF, the parties have signed and sealed this Agreement.

COLTEC INDUSTRIES INC                       COLTEC INDUSTRIES INC, Corporation

By:                                         By:
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                                               Title:
                                                     --------------------------

                                                                          (SEAL)
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                                   SCHEDULE A

Insurer                              Policy #              Face Amount


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